UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 19, 2020

BEIGENE, LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37686	98-1209416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
(Address of Principal Executive Offices) (Zip Code)
+1 (345) 949-4123
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 13 Ordinary Shares, par value $0.0001 per share	BGNE	The NASDAQ Global Select Market
Ordinary Shares, par value $0.0001 per share*	06160	The Stock Exchange of Hong Kong Limited
*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not registered or listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On November 20, 2020, BeiGene, Ltd. (the "Company") held its 2020 Extraordinary General Meeting of Shareholders (the "EGM"). As disclosed in the Company’s definitive proxy statement for the EGM filed with the Securities and Exchange Commission on October 9, 2020 (the “Proxy Statement”), there were 1,176,416,659 ordinary shares entitled to vote at the EGM as of the record date of September 10, 2020 (the “Record Date”), of which approximately 960,915,124 were held in the name of Citibank, N.A., which issues Company-sponsored American Depositary Receipts evidencing American Depositary Shares (“ADSs”), which, in turn, each represent 13 ordinary shares.

At the EGM, of the ordinary shares entitled to vote, 1,042,393,641 ordinary shares, including ordinary shares represented by ADSs, or approximately 88.61% of the outstanding ordinary shares on the Record Date, were present and voted in person or by proxy (including abstentions) for Resolution 1. In accordance with the Company’s Fifth Amended and Restated Memorandum and Articles of Association, the quorum required for a general meeting of shareholders at which an ordinary resolution is proposed consists of such shareholders present in person or by proxy who together hold shares carrying the right to at least a simple majority of all votes capable of being exercised on a poll.

The matter set forth below was voted on by the Company’s shareholders as of the Record Date at the EGM. Detailed descriptions of this matter and the voting procedures applicable to this matter at the EGM are contained in the Proxy Statement. Set forth below are the total number of shares voted for and against the matter, as well as the total number of abstentions and broker non-votes with respect to the matter.

(1) Ordinary resolution: to approve the grant of an option to acquire shares to Amgen Inc. (“Amgen”) to allow Amgen to subscribe for additional shares under a specific mandate in an amount necessary to enable it to increase (and subsequently maintain) its ownership at approximately 20.6% of the Company’s outstanding share capital, up to an aggregate of 75,000,000 ordinary shares during the option term, pursuant to the terms of the Restated Amendment No. 2 dated September 24, 2020 to the Share Purchase Agreement dated October 31, 2019, as amended, by and between the Company and Amgen.

Votes For	Votes Against	Abstentions	Broker Non-Votes
797,273,269	8,391,220	236,729,152	0

Accordingly, the grant of an option to acquire shares to Amgen pursuant to the terms of the Restated Amendment No. 2 was approved.

Item 8.01. Other Events.

On November 19, 2020, the Company announced that the China National Medical Products Administration (NMPA) has approved XGEVA® (denosumab) for the prevention of skeletal-related events (SREs) in patients with bone metastases from solid tumors and in patients with multiple myeloma (MM). Developed by Amgen and licensed to BeiGene in China under a strategic collaboration commenced earlier this year, XGEVA is also approved and marketed in China for the treatment of adults and skeletally mature adolescents with giant cell tumor of the bone (GCTB) that is unresectable or where surgical resection is likely to result in severe morbidity. The full text of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1
Press Release titled "BeiGene Announces the Approval of XGEVA® (Denosumab) in China for the Prevention of Skeletal-Related Events in Patients with Bone Metastases from Solid Tumors and in Patients with Multiple Myeloma" dated November 19, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Exhibit Index

Exhibit No.	Description
99.1
Press Release titled "BeiGene Announces the Approval of XGEVA® (Denosumab) in China for the Prevention of Skeletal-Related Events in Patients with Bone Metastases from Solid Tumors and in Patients with Multiple Myeloma" dated November 19, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: November 20, 2020	By:	/s/ Scott A. Samuels
	Name:	Scott A. Samuels
	Title:	Senior Vice President, General Counsel